Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant To 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of The Sarbanes-Oxley Act of 2002

     In connection with the Quarterly Report on Form 10-Q of Campus Crest Communities, Inc. (the "Company") for the period ended June 30, 2012 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned officers of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 7, 2012	By:	/s/ Ted W. Rollins
		Name:	Ted W. Rollins
		Title:	Chief Executive Officer

	By:	/s/ Donald L. Bobbitt, Jr.
		Name:	Donald L. Bobbitt, Jr.
		Title:	Chief Financial Officer